AMENDED AND RESTATED

BY-LAWS

OF

ZHONGPIN INC.

A Delaware Corporation
(Adopted as of September 4, 2007)
________________

ARTICLE 1

OFFICES

SECTION 1.       REGISTERED OFFICE. The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

SECTION 2.       OTHER OFFICES. The corporation may have other offices, either within or without the state of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 1.       ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the state of Delaware, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.       OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the state of Delaware, as shall be stated in the notice of the meeting.

SECTION 3.       VOTING. Each stockholder entitled to vote in accordance with the terms of the corporation's certificate of incorporation shall be entitled to one vote (or such greater number of votes as shall be provided in the certificate of incorporation, including any certificate of designation with respect to any class or series of stock), in person or by proxy, for each share of stock entitled to vote held by that stockholder, but no proxy shall be voted after three years from its date unless that proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the corporation’s certificate of incorporation or the laws of the state of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 4.       QUORUM. Except as otherwise required by law, by the corporation's certificate of incorporation or by these by-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5.       SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman, Vice-Chairman, Chief Executive Officer, President or Secretary, and shall be called by the Chairman upon the resolution of the majority of the board of directors or of stockholders holding one-third or more of the outstanding voting common stock (of all classes) of the corporation. Any business (regardless of whether specified in the notice of meeting) may be conducted at a special meeting.

SECTION 6.       NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7.       ACTION WITHOUT MEETING. Unless otherwise provided by the corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3

DIRECTORS

SECTION 1.       NUMBER AND TERM. Except as provided in Article 3, Section 5, the number of directors constituting the board of directors shall be not more than seven (7) nor less than two (2), as fixed from time to time in these by-laws or by action of the board of directors. The number of directors as of the date of adoption of these amended and restated by-laws shall be three (3). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

SECTION 2.       RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. That resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.       VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill the vacancy and that person shall hold office for the unexpired term and until his successor shall be duly elected and qualified, provided, however, that if there are no directors then in office due to a vacancy, the stockholders may elect a successor who shall hold office for the unexpired term and until his successor shall be duly elected and qualified.

SECTION 4.       REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Unless the corporation's certificate of incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified board of directors only for cause. If the corporation’s certificate of incorporation provides for cumulative voting and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

If the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, these provisions shall apply, with respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

SECTION 5.       INCREASE OF NUMBER. The number of directors may be increased by the affirmative vote of a majority of the directors, though less than a quorum or by the affirmative vote of holders of a majority of all the shares of stock outstanding and entitled to vote, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at that meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 6.       POWERS. The board of directors shall exercise all of the powers of the corporation except such powers as are by law, or by the corporation's certificate of incorporation or by these by-laws, conferred upon or reserved to the stockholders.

SECTION 7.       COMMITTEES. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member or members.

Any committee, to the extent provided in the resolution of the board of directors, or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no committee shall have the power or authority in reference to amending the corporation’s certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation, and, unless the resolution, these by-laws or the corporation's certificate of incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 8.       MEETINGS. The directors elected upon any annual meeting of the stockholders may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of that meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the board may be called by the chairman, vice chairman, chief executive officer or the president on the written request of a majority of the directors on at least 24 hours notice to each director by mail, telephone, fax, e-mail or other appropriate means, and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting. Notice of meetings need not specify the business to be conducted thereat.

Unless otherwise restricted by the corporation's certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and that participation in a meeting shall constitute presence in person at the meeting.

SECTION 9.       QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting that is so adjourned.

SECTION 10.       COMPENSATION. Directors may receive any compensation for their services as directors or as members of committees as the board may determine by resolution, and such compensation may consist of a fixed fee, expenses of attendance at board or committee meetings, as applicable, and any other form of compensation. Nothing in these by-laws shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11.       ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or committee, as the case may be, and that written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE 4

OFFICERS

SECTION 1.       OFFICERS. The officers of the corporation shall be a president, a treasurer and a secretary, all of whom shall be elected by the board of directors and who shall hold office until their successors are elected and qualified. In addition, the board of directors may elect a chairman, a vice-chairman, a chief executive officer, a chief operating officer, one or more vice-presidents and such assistant secretaries and assistant treasurers as they may deem proper. None of the officers of the corporation need be directors.

Each of the foregoing officers shall have the power and authority to sign instruments and stock certificates in accordance with section 103(a)(2) of the Delaware General Corporation Law and to sign agreements on behalf of the corporation. The officers shall be elected at the first meeting of the board of directors after each annual meeting of the stockholders. In addition to the powers and duties specifically enumerated below, any action or resolution of the board of directors authorizing an officer of the corporation to execute or deliver a document or instrument, or otherwise act on behalf of the corporation, shall empower each and any officer (including but not limited to the chairman, any vice-president and any assistant secretary and assistant treasurer) to take such action for, on behalf of and/or in the name of the corporation.

Any two or more offices may be held at the same time by the same person. Any officer may be removed, with or without cause, by the board of directors. Any vacancy may be filled by the board of directors.

SECTION 2.       OTHER OFFICERS AND AGENTS. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

SECTION 3.       CHAIRMAN. The chairman, if one be elected, shall preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

SECTION 4.       VICE-CHAIRMAN. The vice-chairman, if one be elected, shall, in the absence or disability of the chairman, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chairman.

SECTION 5.       CHIEF EXECUTIVE OFFICER. The chief executive officer, if one be elected, shall, in the absence or disability of the chairman and vice-chairman, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have general supervision, direction and control of the business and affairs of the corporation subject to the authorization and control of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

In the absence or disability of the chief executive officer, the president, if available, and if the president is not available the chief operating officer, if available, shall have the authority, and shall perform the duties, of the chief executive officer.

SECTION 6.       PRESIDENT. The president shall, in the absence or disability of the chairman, vice-chairman and chief executive officer, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

In the absence or disability of the chief executive officer, the president, if available, shall have the authority, and shall perform the duties, of the chief executive officer.

SECTION 7.       CHIEF OPERATING OFFICER. The chief operating officer, if one be elected, shall have such power and authority and perform such duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

In the absence or disability of the president, the chief operating officer, if available, shall have the authority, and shall perform the duties, of the president. In addition, in the absence or disability of the chief executive officer and the president the chief operating officer, if available, shall have the authority and perform the duties of the chief executive officer.

SECTION 8.       VICE-PRESIDENT. Each vice president shall have such power and authority and perform such duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

The board of directors may designate one or more vice-presidents, in such order of priority as shall be specified by the board of directors, to have the authority, and to perform the duties, of the chief executive officer in the absence or disability of the chief executive officer, the president and the chief operating officer; provided, however, that no vice-president shall have such authority or perform such duties unless specifically designated for that purpose by the board of directors.

SECTION 9.       TREASURER. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, or the chief executive officer, taking proper vouchers for such disbursements. He shall render to the chief executive officer and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board of directors shall prescribe.

SECTION 10.       SECRETARY. The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by- laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chief executive officer, the president, the chairman, the vice-chairman or by the board of directors or stockholders, upon whose requisition the meeting is called as provided in these by-laws.

The secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the chief executive officer or the board of directors. He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the chief executive officer or the board of directors, and attest the same.

SECTION 11.       ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant treasurers, if any shall be elected, shall, in the absence of the treasurer, have the authority, and perform the duties, of the treasurer, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

Assistant secretaries, if any shall be elected, shall, in the absence of the secretary, have the authority, and perform the duties, of the secretary, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

ARTICLE 5

MISCELLANEOUS

SECTION 1.       CERTIFICATES OF STOCK. The shares of stock of the corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates, whenever authorized by the board of directors, shall be in such form as shall be approved by the board of directors. The certificates representing shares of stock shall be signed by the chairman or vice chairman of the board of directors, if they be elected, president or vice-president, and the treasurer or an assistant treasurer, or secretary or an assistant secretary. Any or all of the signatures may be facsimiles.

SECTION 2.       LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate, or the issuance of the new certificate.

SECTION 3.       TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, if such shares are represented by a certificate, upon transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.       STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 5.       DIVIDENDS. Subject to the provisions of the corporation's certificate of incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6.       SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.       FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the board of directors.

SECTION 8.       CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined from time to time by resolution of the board of directors.

SECTION 9.       NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and that notice shall be deemed to have been given on the day of the mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the corporation's certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to that notice.

ARTICLE 6

INDEMNIFICATION

SECTION 1.       RIGHT TO INDEMNIFICATION. Any officer or director who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding and any appeal therein and any inquiry or investigation in connection therewith or which could lead thereto (a "proceeding"), by reason of his or her being or having been a director or officer of the corporation, or of any subsidiary of the corporation or of any predecessor of the corporation, including, without limitation, any predecessor absorbed by the corporation in a consolidation or merger, or by reason of him or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the corporation or of any such predecessor of the corporation, or the legal representative of any such director or officer, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, excise taxes, and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be director or officer and shall inure to the benefit of his or her heirs, executors, administrators, and assigns. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself be determinative that such director or officer did not meet the applicable standards of conduct required under the Delaware General Corporation Law to be so indemnified. To the fullest extent permitted by applicable law and except as is otherwise determined by the board of directors, expenses incurred by a person seeking indemnification under this by-law in defending any proceeding covered by this by-law shall be advanced by the corporation prior to the final disposition of the proceeding upon receipt by the corporation of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately and finally determined that such person is not entitled under Delaware Law to be indemnified by the corporation therefor.

SECTION 2.       NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and advancement of expenses provided by or granted pursuant to this article shall not exclude or be exclusive of any other rights to which any person may be entitled under a by-law, agreement, vote of shareholders or otherwise.

SECTION 3.       SAVINGS CLAUSE. If this article or any portion hereof shall be invalid on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer as to costs, charges, and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE 7

AMENDMENTS

These by-laws may be altered or repealed and by-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of the by-law or by-laws to be made be contained in the notice of that special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board of directors, at any regular meeting of the board of directors, or at any special meeting of the board of directors.